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                                                                    Exhibit 23.5

              [LETTERHEAD OF PASQUALE & BOWERS, LLP APPEARS HERE]



Global Imaging Systems, Inc.
13902 North Dale Mabry, Suite 300
Tampa, Florida 33618

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 17, 1997, with respect to the financial statements of Eastern Copy Products, Inc. and Subsidiaries included in the Registration Statement (Form S-1) and related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.



                                                   /s/ Pasquale & Bowers, LLP
Syracuse, New York
March 16, 1998